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                                                                    EXHIBIT 23.1



              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Kofax Image Products, Inc.


We consent to the incorporation by reference in Registration Statement No. 333-40325 on Form S-8 of our report dated August 9, 1999, (except for paragraph 2 of Note 5 and Note 12, as to which the date is September 9, 1999) appearing in this Annual Report on Form 10-K of Kofax Image Products, Inc. for year ended June 30, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Kofax Image Products, Inc., listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Costa Mesa, California
September 27, 1999